Exhibit 99.1

Argo Group Reports First Quarter 2022 Results

Further Progression of Strategic Plan Driving Improvement in Results

•	Continued Strategic Growth: Net earned premium increased 3.1% in the first quarter 2022; strong net earned premium growth in our ongoing business[1] of approximately 20.8%

•	Disciplined Expense Focus: Expense ratio of 36.0% for the first quarter 2022 improved 1.8 percentage points from the first quarter 2021, driven by reduced General and Administrative expenses

•
Improved Underwriting Performance: Combined ratio of 95.0% for the first quarter 2022 improved 8.8 percentage points from the first quarter 2021, driven by improvement in both the loss and expense ratio

•	Reduced Catastrophe Losses: Total catastrophe losses of $8.7 million for the first quarter 2022 decreased $38.8 million from the first quarter 2021

•	Syndicate 1200 Loss Portfolio Transfer ("LPT"): Agreement on LPT transaction for Syndicate 1200's reserves for the 2018 and 2019 Years of Account

Hamilton, Bermuda - May 2, 2022 - Argo Group International Holdings, Ltd. (NYSE: ARGO) ("Argo" or the "Company") today announced financial results for the three months ended March 31, 2022. Argo reported a net loss attributable to common shareholders of $3.6 million or $0.11 per diluted common share, for the first quarter 2022, compared to net income attributable to common shareholders of $27.2 million or $0.78 per diluted common share for the first quarter 2021. Annualized return on average common shareholders' equity was (0.9%) in the first quarter 2022, compared to 6.4% in the prior year first quarter. Operating income in the first quarter 2022 was $43.4 million or $1.24 per diluted common share, compared to $15.5 million or $0.44 per diluted common share for the first quarter 2021. Annualized operating return on average common shareholders' equity was 11.4% in the first quarter 2022, compared to 3.7% in the prior year first quarter.

"We continue to execute on our strategic priorities of improving underwriting margins, reducing volatility and managing expenses,” said Argo Executive Chairman and Interim Chief Executive Officer Thomas A.  Bradley. “The success of these efforts is reflected in the results and provides a strong start to the year.

“We are pleased to report operating income of $43.4 million, and an operating return on equity of 11.4% for the first quarter 2022. The loss ratio was solid at 59%, our catastrophe losses were significantly lower than a year ago, and the expense ratio of 36% improved nearly two percentage points from the prior year first quarter.

1 Ongoing business does not include the businesses the Company is exiting, plan to exit or have sold, including sales of Ariel Re in November 2020, Contract Binding P&C in October 2021, U.S. Specialty Property in December 2021, Argo Seguros Brasil in February 2022 and businesses in Italy, Malta, London Property D&F and North American Binders business in Syndicate 1200, and the U.S. grocery business.

“Looking forward, we are pleased with the opportunities for growth across our ongoing businesses and remain confident in achieving our 2022 financial objectives."

First Quarter Consolidated Operating Highlights
$ in millions	Three Months Ended March 31,		Y/Y
Consolidated	2022	2021	Change
Gross written premiums	$720.6	$756.5	-4.7%
Net written premiums	440.5	421.3	4.6%
Earned premiums	480.6	466.1	3.1%
Underwriting income (loss)	$24.1	$(17.9)	NM
Net investment income	37.7	44.4	-15.1%
Net income (loss) attributable to common shareholders	$(3.6)	$27.2	NM
Operating income	$43.4	$15.5	180.0%
Loss ratio	59.0%	66.0%	-7.0 pts
Acquisition expense ratio	17.2%	17.0%	0.2 pts
General and administrative expense ratio	18.8%	20.8%	-2.0 pts
Expense ratio	36.0%	37.8%	-1.8 pts
Combined ratio	95.0%	103.8%	-8.8 pts
CAY ex-CAT loss ratio	56.5%	55.6%	0.9 pts

•
Gross written premium in the first quarter 2022 of $720.6 million decreased 4.7% from $756.5 million in first quarter 2021. The decrease in gross written premiums in the first quarter 2022 when compared to the first quarter 2021 is attributable to the businesses the Company is exiting, planning to exit or has exited. Within the Company's ongoing business, gross written premium grew approximately 6.9% during the first quarter 2022 compared to the first quarter 2021.

•
The retention ratio, calculated as net written premium divided by gross written premium, increased 5.4 percentage points to 61.1% in the first quarter 2022 compared to the first quarter 2021. The increase in the retention ratio primarily reflects business mix shifts toward higher premium retention lines.

•
The combined ratio was 95.0% during the first quarter 2022, compared to 103.8% in the first quarter 2021. This improvement of 8.8 percentage points was driven by reduced catastrophe ("CAT") losses and a lower expense ratio.

•
Total catastrophe losses in the first quarter 2022 were $8.7 million or 1.8 percentage points on the loss ratio. In comparison, catastrophe losses in the prior year first quarter were $47.5 million or 10.2 percentage points on the loss ratio.

•
Net adverse prior year reserve development for the first quarter 2022 was $3.4 million, or 0.7 percentage points on the loss ratio. In the prior year first quarter, net adverse prior year reserve development was $1.0 million.

•	The current accident year ("CAY") ex-CAT loss ratio was 56.5% in the first quarter 2022, compared to 55.6% in the prior year first quarter.

•
The expense ratio in the first quarter 2022 was 36.0%, an improvement of 1.8 percentage points from the first quarter 2021. This reduction was driven by an improvement of 2.0 percentage points in the general and administrative ratio, partially offset by a slight increase in the acquisition expense ratio of 0.2 percentage points compared to the first quarter 2021. The improvement in the general and administrative ratio reflects continued execution of our expense reduction initiatives, primarily driven by a $6.9 million decrease in general and administrative expenses in addition to growth in net earned premium in the first quarter 2022 compared to the first quarter 2021.

•	The CAY ex-CAT combined ratio was 92.5% in the first quarter 2022, compared to 93.4% in the prior year first quarter.
•
Net investment income of $37.7 million in the first quarter 2022 decreased $6.7 million compared to the prior year first quarter. This reduction was driven by a $7.1 million decrease in investment income from alternative investments in the first quarter 2022 when compared to the first quarter 2021.

•
Pre-tax net realized investment and other losses were $34.5 million in the first quarter 2022, compared to $13.1 million of pre-tax net realized investment gains in the prior year first quarter. The increase in net realized investment and other losses is primarily attributable to Argo Seguros Brasil, where previously unrealized foreign exchange losses included in accumulated other comprehensive income ("AOCI") were realized in the quarter due to the sale of the business in February 2022.

•	The first quarter 2022 included $7.4 million of non-operating expenses, which were mainly attributable to non-operating advisory fees.
•
The effective tax rate, calculated as the income tax provision divided by income before income taxes, for the first quarter 2022 was 109.7%, compared to 4.3% in the first quarter 2021. The increase in the effective tax rate for the current quarter results primarily from the tax treatment of foreign exchange losses associated with the sale of Argo Seguros Brasil.

•
Net loss attributable to common shareholders was $3.6 million, or $0.11 per diluted share, for the first quarter 2022, compared to net income attributable to common shareholders of $27.2 million, or $0.78 per diluted share, for the first quarter 2021. Annualized return on average common shareholders' equity was (0.9%) in the first quarter 2022, compared to 6.4% in the prior year first quarter.

•
Operating income was $43.4 million or $1.24 per diluted share in the first quarter 2022, compared to $15.5 million or $0.44 per diluted share in the prior year first quarter. Annualized operating return on average common shareholders' equity was 11.4% in the first quarter 2022, compared to 3.7% in the prior year first quarter.

U.S. Operations:
$ in millions	Three Months Ended March 31,		Y/Y
U.S. Operations	2022	2021	Change
Gross written premiums	$475.2	$489.4	-2.9%
Net written premiums	312.9	293.0	6.8%
Earned premiums	336.4	314.4	7.0%

Losses and loss adjustment expenses	206.2	195.6	5.4%
Acquisition expenses	57.5	50.3	14.3%
General and administrative expenses	50.2	57.2	-12.2%
Underwriting income	$22.5	$11.3	99.1%

Loss ratio	61.3%	62.2%	-0.9 pts
Acquisition expense ratio	17.1%	16.0%	1.1 pts
General and administrative expense ratio	14.9%	18.2%	-3.3 pts
Expense ratio	32.0%	34.2%	-2.2 pts
Combined ratio	93.3%	96.4%	-3.1 pts
CAY ex-CAT loss ratio	58.6%	55.7%	2.9 pts

•
U.S. Operations gross written premium decreased 2.9% in the first quarter 2022, compared to the first quarter 2021. Gross written premium in the U.S. ongoing business[2] grew approximately 5.1% during the first quarter 2022 compared to the prior year first quarter. Rates on average were up in the mid-single digits in the first quarter 2022.

•
The loss ratio for the first quarter 2022 was 61.3%, down from 62.2% in the prior year first quarter. The improvement in the loss ratio was primarily driven by lower catastrophe losses, partially offset by an increase in the CAY ex-CAT loss ratio.

•
Net unfavorable prior-year reserve development in the first quarter 2022 was $5.0 million or 1.5 percentage points on the loss ratio, compared to $0.4 million of favorable development in the prior year first quarter. The adverse development in the first quarter 2022 is primarily attributable to incurred development on a small number of claims in businesses that we have exited.

•
Catastrophe losses were $4.0 million, or 1.2 percentage points on the loss ratio, in the first quarter 2022, compared to $20.9 million or 6.6 percentage points on the loss ratio in the prior year first quarter.

•
The CAY ex-CAT loss ratio was 58.6% in the first quarter 2022, compared to 55.7% in the prior year first quarter. The change in the CAY ex-CAT loss ratio is primarily driven by frequency benefits associated with the COVID-19 pandemic included in the first quarter 2021. The CAY ex-CAT loss ratio for the first quarter 2022 is in line with the CAY ex-CAT loss ratio for the full year 2021.

•
The expense ratio in the first quarter 2022 was 32.0%, an improvement of 2.2 percentage points from the first quarter 2021. This reduction was driven by an improvement of 3.3 percentage points in the general and administrative expense ratio, partially offset by an increase of 1.1 percentage points in the acquisition expense ratio. The improvement in the general and administrative expense ratio was driven by a $7.0 million decrease in general and administrative expenses combined with a 7.0% increase in net earned premium in the first quarter 2022.

2 U.S. ongoing business does not include the businesses the Company has sold, including sales of Contract Binding P&C in October 2021 and U.S. Specialty Property in December 2021, and the exit of our grocery and restaurant business.

International Operations:
$ in millions	Three Months Ended March 31,		Y/Y
International Operations	2022	2021	Change

Gross written premiums	$245.4	$266.9	-8.1%
Net written premiums	127.6	128.1	-0.4%
Earned premiums	144.2	151.5	-4.8%

Losses and loss adjustment expenses	76.0	110.6	-31.3%
Acquisition expenses	25.1	29.0	-13.4%
General and administrative expenses	29.8	33.7	-11.6%
Underwriting income (loss)	$13.3	$(21.8)	NM

Loss ratio	52.7%	73.0%	-20.3 pts
Acquisition expense ratio	17.4%	19.1%	-1.7 pts
General and administrative expense ratio	20.7%	22.3%	-1.6 pts
Expense Ratio	38.1%	41.4%	-3.3 pts
Combined ratio	90.8%	114.4%	-23.6 pts
CAY ex-CAT loss ratio	51.5%	55.4%	-3.9 pts

•
International Operations gross written premium decreased 8.1% in the first quarter 2022 compared to the first quarter 2021. Gross written premium in the International ongoing business[3] increased approximately 11.0% in the first quarter 2022 compared to the prior year first quarter. Rates on average were up in the low-double digits in the first quarter 2022.

•
The loss ratio for the first quarter 2022 was 52.7%, an improvement of 20.3 percentage points compared to the prior year first quarter. This reduction is primarily the result of lower catastrophe losses compared to the first quarter 2021.

•
Net favorable prior year reserve development in the first quarter 2022 was $3.0 million or 2.1 percentage points on the loss ratio compared to $0.0 million of prior year reserve development in the first quarter 2021.

•	Argo's managing agent has approved entering into a LPT relating to the 2018 and 2019 Years of Account for Syndicate 1200.
•
Catastrophe losses were $4.7 million, or 3.3 percentage points on the loss ratio in the first quarter 2022. The first quarter 2021 included $26.6 million of catastrophe losses or 17.6 percentage points on the loss ratio. The first quarter 2021 was impacted by catastrophe losses from winter storm Uri and included $4.4 million of losses related to the COVID-19 pandemic.

•
The CAY ex-CAT loss ratio was 51.5% in the first quarter 2022 compared to 55.4% in the prior year first quarter. The reduction in the CAY ex-CAT loss ratio is due to a combination of underwriting actions and achieved rate increases earning through the results.

3 International ongoing business does not include the businesses the Company is exiting, plan to exit or have sold, including sales of Ariel Re in November 2020 and Argo Seguros Brasil in February 2022, the planned exits of businesses in Italy and Malta, and London Property D&F and North American Binders business in Syndicate 1200.

•
The expense ratio in the first quarter 2022 was 38.1%, an improvement of 3.3 percentage points from the first quarter 2021. This reduction in the expense ratio is attributable to an improvement in both the acquisition and general and administrative expense ratio.

Balance Sheet:
•
Book value per common share was $41.97 as of March 31, 2022, compared to $45.62 on December 31, 2021. The decrease in book value per common share is largely attributable to the movement in AOCI in the quarter.

•
Accumulated other comprehensive income was ($134.9) million as of March 31, 2022, compared to ($22.7) million on December 31, 2021. The change in AOCI was driven by the movement in unrealized investment losses in the quarter, which were $143.6 million, or $4.11 per common share.

•	Book value per common share, excluding AOCI, was $45.84 as of March 31, 2022, a decrease of 0.9% from $46.27 at December 31, 2021.

CONFERENCE CALL
Argo management will conduct an investor conference call starting at 10 a.m. EDT on Tuesday, May 3, 2022. Participants in the U.S. can access the call by dialing (844) 200-6205 (access code 525096). Callers dialing from outside the U.S. can access the call by dialing (929) 526-1599 (access code 525096). Please ask the operator for the Argo earnings call. A live webcast of the conference call can be accessed at https://events.q4inc.com/attendee/495152082.

A webcast replay will be available shortly after the live conference call and can be accessed at https://events.q4inc.com/attendee/495152082. A telephone replay of the conference call will be available through May 10, 2022, to callers in the U.S. by dialing (866) 813-9403 (access code 937085) and to callers outside the U.S. by dialing +44-204-525-0658 (access code 937085).

ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
Argo Group International Holdings, Ltd. (NYSE: ARGO) is an underwriter of specialty insurance products in the property and casualty market. Argo offers a full line of products and services designed to meet the unique coverage and claims-handling needs of businesses in two primary segments: U.S. Operations and International Operations. Argo and its insurance subsidiaries are rated ‛A-’ by Standard and Poor’s. Argo’s insurance subsidiaries are rated ‛A-’ by A.M. Best. More information on Argo and its subsidiaries is available at www.argogroup.com.

FORWARD-LOOKING STATEMENTS
This press release and related oral statements may include forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "expect," "intend," "plan," "believe," “do not believe,” “aim,” "project," "anticipate," “seek,” "will," “likely,” “assume,” “estimate,” "may," “continue,” “guidance,” “growth,” “objective,” “remain optimistic,” “improve,” “progress,” "path toward," “outlook,” “trends,” “future,” “could,” “would,” “should,” “target,” “on track” and similar expressions of a future or forward-looking nature.

Such statements are subject to certain risks and uncertainties that could cause actual events or results to not occur or differ materially. For a more detailed discussion of such risks and uncertainties, see Item 1A, “Risk Factors” in Argo’s Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2021 and in other filings with the Securities and Exchange Commission (the “SEC”). The inclusion of a forward-looking statement herein should not be regarded as a representation by Argo that its objectives will be achieved. Any forward-looking statements speak only as of the date of this press release. Argo undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You should not place undue reliance on any such statements.

NON-GAAP FINANCIAL MEASURES
In presenting the Company's results, management has included and discussed in this press release certain non-generally accepted accounting principles ("non-GAAP") financial measures within the meaning of Regulation G as promulgated by the SEC. Management believes that these non-GAAP financial measures, which may be defined differently by other companies, better explain the Company's results of operations in a manner that allows for a more complete understanding of the underlying trends in the Company's business. However, these measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles ("U.S. GAAP").

“CAY ex-CAT combined ratio” and the “CAY ex-CAT loss ratio" are internal measures used by the management of the Company to evaluate the performance of its underwriting activity and represents the net amount of underwriting income excluding catastrophe related charges and the impact of changes to prior year loss reserves. Although this measure does not replace the GAAP combined ratio, it provides management with a view of the quality of earnings generated by underwriting activity for the current accident year.

“Operating income (loss)" is an internal performance measure used in the management of the Company's operations and represents operating results after-tax (at an assumed effective tax rate of 19%) and preferred share dividends excluding, as applicable, net realized investment and other gains or losses, net foreign exchange gain or loss, non- operating expenses, and other similar non-recurring items. The Company excludes net realized investment and other gains or losses, net foreign exchange gain or loss, non-operating expenses, and other similar non-recurring items from the calculation of operating income because these amounts are influenced by and fluctuate in part, by market conditions that are outside of management’s control. In addition to presenting net income determined in accordance with U.S. GAAP, the Company believes that showing operating income enables investors, analysts, rating agencies and other users of the Company's financial information to more easily analyze our results of operations and underlying business performance.

"Annualized operating return on average common shareholders' equity" is calculated using operating income (loss) (as defined above and annualized in the manner described for net income (loss) attributable to common shareholders ("ROACE")) and average common shareholders' equity. In calculating ROACE, the net income attributable to common shareholders for the period is multiplied by the number of periods in a calendar year to arrive at annualized net income available to common shareholders. In addition to presenting ROACE determined in accordance with U.S. GAAP, the Company believes that showing annualized operating return on average common shareholders' equity enables investors, analysts, rating agencies and other users of the Company's financial information to more easily analyze our results of operations and underlying business performance.

"Operating income (loss) per common share (diluted)" is calculated using operating income (as defined above) and the weighted average common shares (diluted) for the current period. In addition to presenting net income (loss) per common share (diluted) in accordance with U.S. GAAP, the Company believes that showing the operating income (loss) per common share (diluted) enables investors, analysts, rating agencies and other users of the Company's financial information to more easily analyze our results of operations and underlying business performance.

“Underwriting income (loss)” is an internal performance measure used in the management of the Company’s operations and represents net amount earned from underwriting activities (net premium earned less underwriting expenses and claims incurred). Underwriting income is a financial measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. Although this measure of profit (loss) does not replace net income (loss) computed in accordance with U.S. GAAP as a measure of profitability, management uses this measure of profit (loss) to focus our reporting segments on generating underwriting income.

"Book value per common share excluding AOCI" is total common shareholders’ equity excluding AOCI, net of tax, included in shareholders’ equity, divided by the number of common shares outstanding. In the opinion of the Company’s management, book value per common share excluding AOCI is useful in an analysis of a property casualty company’s book value per share as it removes the effect of changing prices on invested assets (i.e., net unrealized investment gains (losses), net of tax), which do not have an equivalent impact on unpaid claims and claim adjustment expense reserves.

"Tangible book value per common share" is book value per share excluding the after-tax value of goodwill and other intangible assets divided by the number of common shares outstanding. In the opinion of the Company’s management, tangible book value per common share is useful in an analysis of a property casualty company’s book value on a nominal basis as it removes certain effects of purchase accounting (i.e., goodwill and other intangible assets).

"Tangible book value per common share excluding AOCI" is book value per share excluding the after-tax value of goodwill and other intangible assets and AOCI, net of tax. In the opinion of the Company's management, tangible book value per common share excluding AOCI is useful in an analysis of a property casualty company's book value per share as it removes certain aspects of purchase accounting (i.e., goodwill and other intangible assets) and the effect of changing prices on invested assets (i.e., net unrealized investment gains (losses), net of tax).

The “percentage change in book value per common share” includes (by adding) the effects of cash dividends paid per common share to the calculated book value per common share for the current period. This adjusted amount is then compared to the prior period’s book value per common share to determine the period over period change. The Company believes that including the dividends paid per common share allows users of its financial statements to more easily identify the impact of the changes in book value per common share from the perspective of investors.

Reconciliations of non-GAAP financial measures to their most directly comparable U.S. GAAP measures are included in the following tables and footnotes.

(financial tables follow)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)
	March 31,	December 31,
	2022	2021
	(unaudited)
Assets
Total investments	$5,071.5	$5,322.6
Cash	154.0	146.1
Accrued investment income	22.1	20.9
Receivables	3,507.2	3,615.0
Goodwill and intangible assets	164.6	164.6
Deferred acquisition costs, net	174.6	168.0
Ceded unearned premiums	494.9	506.7
Other assets	392.1	373.9
Total assets	$9,981.0	$10,317.8

Liabilities and Shareholders' Equity
Reserves for losses and loss adjustment expenses	$5,648.1	$5,595.0
Unearned premiums	1,386.0	1,466.8
Ceded reinsurance payable, net	577.9	724.4
Senior unsecured fixed rate notes	140.4	140.3
Other indebtedness	57.3	57.0
Junior subordinated debentures	258.3	258.2
Other liabilities	302.2	340.9
Total liabilities	8,370.2	8,582.6

Preferred shares	144.0	144.0
Common shares	46.3	46.2
Additional paid-in capital	1,388.5	1,386.4
Treasury shares	(455.1)	(455.1)
Retained earnings	622.0	636.4
Accumulated other comprehensive income, net of taxes	(134.9)	(22.7)
Total shareholders' equity	1,610.8	1,735.2
Total liabilities and shareholders' equity	$9,981.0	$10,317.8

Book value per common share	$41.97	$45.62
Tangible book value per common share	$37.26	$40.90
Book value per common share excluding AOCI, net of tax	$45.84	$46.27
Tangible book value per common share excluding AOCI, net of tax	$41.13	$41.55

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(in millions, except per share amounts)
(unaudited)
	Three Months Ended
	March 31,
	2022	2021
Gross written premiums	$720.6	$756.5
Net written premiums	440.5	421.3

Earned premiums	480.6	466.1
Net investment income	37.7	44.4
Net realized investment and other gains (losses):
Net realized investment and other gains (losses)	(40.2)	(1.3)
Change in fair value recognized	6.7	15.5
Change in allowance for credit losses on fixed maturity securities	(1.0)	(1.1)
Net realized investment and other gains (losses)	(34.5)	13.1
Total revenue	483.8	523.6

Losses and loss adjustment expenses	283.6	307.6
Acquisition expenses	82.6	79.2
General and administrative expenses	90.3	97.2
Non-operating expenses	7.4	1.9
Interest expense	5.8	5.1
Fee and other (income) expense, net	(0.8)	0.1
Foreign currency exchange losses	2.9	1.3
Total expenses	471.8	492.4

Income before income taxes	12.0	31.2
Income tax provision	13.0	1.4
Net income (loss)	$(1.0)	$29.8
Dividends on preferred shares	2.6	2.6
Net income (loss) attributable to common shareholders	$(3.6)	$27.2

Net income (loss) per common share (basic)	$(0.11)	$0.78
Net income (loss) per common share (diluted)	$(0.11)	$0.78

Weighted average common shares:
Basic	34.9	34.7
Diluted	34.9	34.9

Loss ratio	59.0%	66.0%
Acquisition expense ratio	17.2%	17.0%
General and administrative expense ratio	18.8%	20.8%
Expense ratio	36.0%	37.8%
GAAP combined ratio	95.0%	103.8%
CAY ex-CAT combined ratio	92.5%	93.4%

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SEGMENT DATA
(in millions)
(unaudited)
	Three months ended
	March 31,
	2022	2021
U.S. Operations
Gross written premiums	$475.2	$489.4
Net written premiums	312.9	293.0
Earned premiums	336.4	314.4

Underwriting income (loss)	22.5	11.3
Net investment income	25.6	28.8
Interest expense	(3.9)	(3.6)
Fee income (expense), net	—	0.1
Operating income (loss) before taxes	$44.2	$36.6

Loss ratio	61.3%	62.2%
Acquisition expense ratio	17.1%	16.0%
General and administrative expense ratio	14.9%	18.2%
Expense Ratio	32.0%	34.2%
GAAP combined ratio	93.3%	96.4%
CAY ex-CAT combined ratio	90.6%	89.9%

International Operations
Gross written premiums	$245.4	$266.9
Net written premiums	127.6	128.1
Earned premiums	144.2	151.5

Underwriting income (loss)	13.3	(21.8)
Net investment income	11.4	12.0
Interest expense	(1.7)	(1.4)
Fee income (expense), net	0.8	(0.4)
Operating income (loss) before taxes	$23.8	$(11.6)

Loss ratio	52.7%	73.0%
Acquisition expense ratio	17.4%	19.1%
General and administrative expense ratio	20.7%	22.3%
Expense Ratio	38.1%	41.4%
GAAP combined ratio	90.8%	114.4%
CAY ex-CAT combined ratio	89.6%	96.8%

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF LOSS RATIOS
(unaudited)
	Three Months Ended
	March 31,
	2022	2021
U.S. Operations
Loss ratio	61.3%	62.2%
Prior accident year loss reserve development	(1.5)%	0.1%
Catastrophe losses	(1.2)%	(6.6)%
CAY ex-CAT loss ratio	58.6%	55.7%

International Operations
Loss ratio	52.7%	73.0%
Prior accident year loss reserve development	2.1%	—%
Catastrophe losses	(3.3)%	(17.6)%
CAY ex-CAT loss ratio	51.5%	55.4%

Consolidated
Loss ratio	59.0%	66.0%
Prior accident year loss reserve development	(0.7)%	(0.2)%
Catastrophe losses	(1.8)%	(10.2)%
CAY ex-CAT loss ratio	56.5%	55.6%

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
NET PRIOR-YEAR RESERVE DEVELOPMENT & CATASTROPHE LOSSES BY SEGMENT
(in millions)
(unaudited)
	Three Months Ended
	March 31,
	2022	2021
Net Prior-Year Reserve Development
(Favorable)/Unfavorable
U.S. Operations	$5.0	$(0.4)
International Operations	(3.0)	—
Run-off Lines	1.4	1.4
Total net prior-year reserve development	$3.4	$1.0

	Three Months Ended
	March 31,
	2022	2021
Catastrophe & COVID-19 Losses
Catastrophe losses
U.S. Operations	$4.0	$20.9
International Operations	4.7	22.2
Total catastrophe losses	8.7	43.1

COVID-19 losses
U.S. Operations	—	—
International Operations	—	4.4
Total COVID-19 losses	—	4.4

Catastrophe & COVID-19 losses
U.S. Operations	4.0	20.9
International Operations	4.7	26.6
Total catastrophe & COVID-19 losses	$8.7	$47.5

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF UNDERWRITING INCOME (LOSS) TO NET INCOME (LOSS)
CONSOLIDATED
(in millions)
(unaudited)
	Three Months Ended
	March 31,
	2022	2021
Net income (loss)	$(1.0)	$29.8
Add (deduct):
Income tax provision	13.0	1.4
Net investment income	(37.7)	(44.4)
Net realized investment and other (gains) losses	34.5	(13.1)
Interest expense	5.8	5.1
Fee and other (income) expense, net	(0.8)	0.1
Foreign currency exchange losses	2.9	1.3
Non-operating expenses	7.4	1.9
Underwriting income (loss)	$24.1	$(17.9)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF OPERATING INCOME (LOSS) TO NET INCOME (LOSS)
CONSOLIDATED
(in millions, except per share amounts)
(unaudited)
	Three Months Ended
	March 31,
	2022	2021
Net income (loss), as reported	$(1.0)	$29.8
Income tax provision	13.0	1.4
Net income (loss), before taxes	12.0	31.2
Add (deduct):
Net realized investment and other (gains) losses	34.5	(13.1)
Foreign currency exchange losses	2.9	1.3
Non-operating expenses	7.4	1.9
Operating income before taxes and preferred share dividends	56.8	21.3
Income tax provision, at assumed rate (1)	10.8	3.2
Preferred share dividends	2.6	2.6
Operating income (loss)	$43.4	$15.5

Operating income (loss) per common share (diluted)	$1.24	$0.44

Weighted average common shares, diluted	35.1	34.9

(1) For the purpose of calculating Operating Income, an assumed tax rate of 19% is used for 2022 which represents our expected weighted average statutory tax rate. This compares with an assumed tax rate of 15% used in the calculation of Operating Income after tax in the first quarter 2021.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF PRE-TAX OPERATING INCOME (LOSS) BY SEGMENT TO NET INCOME (LOSS)
(in millions)
(unaudited)
	Three Months Ended
	March 31,
	2022	2021
Operating income (loss) before income taxes:
U.S. Operations	$44.2	$36.6
International Operations	23.8	(11.6)
Run-off Lines	(1.0)	(0.8)
Corporate and Other	(10.2)	(2.9)
Total operating income (loss) before income taxes	56.8	21.3
Net realized investment and other gains (losses)	(34.5)	13.1
Foreign currency exchange (losses) gains	(2.9)	(1.3)
Non-operating expenses	(7.4)	(1.9)
Income before income taxes	12.0	31.2
Income tax provision	13.0	1.4
Net income (loss)	$(1.0)	$29.8

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
PREMIUMS BY SEGMENT AND LINE OF BUSINESS
(in millions)
(unaudited)

U.S. Operations	Three months ended March 31, 2022			Three months ended March 31, 2021
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$44.4	$26.8	$40.5	$56.9	$20.7	$42.5
Liability	270.6	170.0	170.4	266.5	162.6	165.7
Professional	101.3	69.4	84.5	112.0	72.2	71.7
Specialty	58.9	46.7	41.0	54.0	37.5	34.5
Total	$475.2	$312.9	$336.4	$489.4	$293.0	$314.4

International Operations	Three months ended March 31, 2022			Three months ended March 31, 2021
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$52.1	$10.0	$29.4	$79.4	$19.9	$42.1
Liability	49.4	28.2	35.6	57.3	30.7	30.2
Professional	48.1	28.0	31.8	53.1	27.4	33.2
Specialty	95.8	61.4	47.4	77.1	50.1	46.0
Total	$245.4	$127.6	$144.2	$266.9	$128.1	$151.5

Consolidated	Three months ended March 31, 2022			Three months ended March 31, 2021
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$96.5	$36.8	$69.9	$136.3	$40.6	$84.6
Liability	320.0	198.2	206.0	324.0	193.5	196.1
Professional	149.4	97.4	116.3	165.1	99.6	104.9
Specialty	154.7	108.1	88.4	131.1	87.6	80.5
Total	$720.6	$440.5	$480.6	$756.5	$421.3	$466.1

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
COMPONENTS OF NET INVESTMENT INCOME & NET REALIZED INVESTMENT AND OTHER GAINS (LOSSES)
CONSOLIDATED
(in millions)
(unaudited)
	Three Months Ended
	March 31,
	2022	2021
Net Investment Income
Net investment income, excluding alternative investments	$24.1	$23.7
Alternative investments	13.6	20.7
Total net investment income	$37.7	$44.4

	Three Months Ended
	March 31,
	2022	2021
Net Realized Investment and Other Gains (Losses)
Net realized investment (losses) gains	$(11.7)	$(1.3)
Change in fair value recognized	6.7	15.5
Change in allowance for credit losses on fixed maturity securities	(1.0)	(1.1)
Foreign exchange translation losses realized on the sale of Argo Seguros Brasil	(28.5)	—
Total net realized investments and other gains (losses)	$(34.5)	$13.1

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
COMPONENTS OF INVESTMENT PORTFOLIO
CONSOLIDATED
(in millions)
(unaudited)
	March 31,	December 31,
	2022	2021
U.S. Governments and government agencies	$479.4	$425.0
States and political subdivisions	166.6	171.3
Foreign governments	207.5	232.8
Corporate – Financial	957.2	986.9
Corporate – Industrial	840.7	850.6
Corporate – Utilities	132.5	145.8
Asset-backed securities	200.5	173.6
Collateralized loan obligations	328.5	336.1
Mortgage-backed securities – Agency	408.9	457.2
Mortgage-backed securities – Commercial	400.2	418.7
Mortgage-backed securities – Residential	21.9	25.3
Total fixed maturities	4,143.9	4,223.3
Common stocks	53.9	55.6
Preferred stocks	0.1	0.7
Total equity securities available for sale	54.0	56.3
Private equity	259.6	248.9
Hedge fund	58.1	58.6
Overseas deposits	83.6	74.9
Commercial Mortgage Loans	46.5	—
Other	4.7	4.8
Total other investments	452.5	387.2
Short term investments and cash equivalents	421.1	655.8
Cash	154.0	146.1
Total cash and invested assets	$5,225.5	$5,468.7

	March 31,	December 31,
	2022	2021
U.S. Governments and government agencies	$888.3	$882.1
AAA	774.6	788.6
AA	370.5	390.9
A	907.9	894.2
BBB	798.9	820.5
BB	136.5	174.2
B	63.0	71.3
Lower than B	20.3	22.5
Not rated	183.9	179.0
Total fixed maturities	$4,143.9	$4,223.3

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF COMMON SHAREHOLDERS' EQUITY TO TANGIBLE SHAREHOLDERS' EQUITY
CONSOLIDATED
(in millions)
(unaudited)

	March 31,	December 31,
	2022	2021
Common shareholders' equity	$1,466.8	$1,591.2
Less: Accumulated other comprehensive income (AOCI), net of taxes	(134.9)	(22.7)
Common shareholders' equity excluding AOCI, net of tax	$1,601.7	$1,613.9

Common shareholders' equity	$1,466.8	$1,591.2
Less: Goodwill and intangible assets	164.6	164.6
Tangible common shareholders' equity	1,302.2	1,426.6
Less: AOCI, net of tax	(134.9)	(22.7)
Tangible common shareholders' equity excluding AOCI, net of tax	$1,437.1	$1,449.3

Common shares outstanding - end of period	34.945	34.877

Book value per common share	$41.97	$45.62
Tangible book value per common share	$37.26	$40.90
Book value per common share excluding AOCI, net of tax	$45.84	$46.27
Tangible book value per common share excluding AOCI, net of tax	$41.13	$41.55

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SHAREHOLDER RETURN ANALYSIS
(in millions, except per share data)
(unaudited)

	Three Months Ended
	March 31,
	2022	2021
Net income (loss) attributable to common shareholders	$(3.6)	$27.2
Operating income (loss) (1)	43.4	15.5

Common Shareholders' Equity - Beginning of period	$1,591.2	$1,713.8
Common Shareholders' Equity - End of period	1,466.8	1,677.0
Average Common Shareholders' Equity	$1,529.0	$1,695.4

Common shares outstanding - End of period	34.945	34.769

Book value per common share	$41.97	$48.23
Cash dividends paid per common share during 2022	0.31
Book value per common share, March 31, 2022 - including cash dividends paid	$42.28

Book value per common share, prior period (2)	$45.62
Change in book value per common share during 2022	(8.0)%
Change in book value per common share including cash dividends paid, during 2022 (2)	(7.3)%

Annualized return on average common shareholders' equity	(0.9)%	6.4%
Annualized operating return on average common shareholders' equity	11.4%	3.7%

(1) For the purpose of calculating Operating Income, an assumed tax rate of 19% is used for 2022 which represents our expected weighted average statutory tax rate. This compares with an assumed tax rate of 15% used in the calculation of Operating Income after tax in the first quarter 2021.

(2) The percentage change in book value per common share is calculated by including cash dividends of $0.31 per common share paid to shareholders during the three months ended March 31, 2022. This adjusted amount (Book value per common share, including dividends) is then compared to the book value per common share as of December 31, 2021 to determine the change for the three ended March 31, 2022.

Contact:

Andrew Hersom	David Snowden
Head of Investor Relations	Senior Vice President, Communications
860.970.5845	210.321.2104
andrew.hersom@argogroupus.com	david.snowden@argogroupus.com

Gregory Charpentier
AVP, Investor Relations and Corporate Finance
978.387.4150
gregory.charpentier@argogroupus.com